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                                                                    EXHIBIT 10.2

                                                OSI Pharmaceuticals, Inc.
                                                58 South Service Road, Suite 110
                                                Melville, NY 11747
                                                T  631.962.2000  F  631.752.3880
                                                www.osip.com

(O S I)(TM) PHARMACEUTICALS

January 5, 2004

Mr. Gabe Leung

Re:  Addendum to Employment Agreement Dated May 16, 2003

Subsequent to our mutual agreement with regards to your Employment Agreement dated May 16, 2003, changes have been made to OSI's Bonus component of our Compensation Program. The following document remedies this change against your current agreement and modifies your agreement with OSI as follows:

Current Agreement: (b) In addition to the Base Salary, for each fiscal year of the Company ending during the Term of the Agreement, beginning with the 2004 fiscal year, you will be eligible to receive a target bonus of up to 50% of the Base Salary, determined and payable in accordance with the Company's practices applicable to bonuses paid to its executives. The Company's bonus system is a discretionary annual performance-based incentive bonus system, approved by the Company's Board, and is based upon a combination of personal and corporate performance contributing to your maximum target.

Revised Agreement: (b) In addition to the Base Salary, for each fiscal year of the Company ending during the Term of the Agreement, beginning with the 2004 fiscal year, you will be eligible to receive a bonus of typically up to 50% of the Base Salary, determined and payable in accordance with the Company's practices applicable to bonuses paid to its executives. The Company's bonus system is a discretionary annual performance-based incentive bonus system, approved by the Company's Board, and is based upon a combination of personal and corporate performance contributing to your maximum target.

If the forgoing accurately sets forth our agreement for an addendum to the original agreement, please so indicate by signing and returning this document to me.

/s/ COLIN GODDARD   1/9/04          /s/ GABE LEUNG    1/12/04
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Colin Goddard       Date            Gabe Leung        Date